Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-127340 and 333-164696) of our report dated April 11, 2011 with respect to the consolidated financial statements and schedule of Magal Security Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 11, 2011	A Member of Ernst & Young Global